UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 11, 2018

Green Brick Partners, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-33530	20-5952523
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

2805 Dallas Parkway, Suite 400 Plano, Texas	75093
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code:  (469) 573-6755

(Former name or former address, if changed since last report)
Not Applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period or complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 11, 2018, Green Brick Partners, Inc., a Delaware corporation (the “Company”), in connection with the scheduled expiration of Richard A. Costello’s prior employment agreement, entered into a new employment agreement, effective as of January 15, 2019, with Mr. Costello (the “Employment Agreement”). Mr. Costello has served as the Chief Financial Officer of the Company since April 2015, and prior to that was the Vice President of Finance of the Company. The Employment Agreement extends Mr. Costello’s employment as the Chief Financial Officer for an additional two years, subject to possible further extensions thereafter. The Employment Agreement establishes Mr. Costello’s annual base salary at $400,000. He is also eligible to receive an annual bonus for the fiscal years ending December 31, 2019, and December 31, 2020 with a target amount equal to 100% of his annual base salary contingent upon achievement of qualitative and quantitative performance goals established by the Compensation Committee of the Board of Directors of the Company (the “Committee”). Any annual bonus will be awarded under the Company’s 2014 Omnibus Equity Incentive Plan and/or annual bonus plan and may be paid partially in cash and partially in equity, as determined by the Committee in its sole discretion.

In the event, during the employment term, that Mr. Costello’s employment is terminated by the Company without Cause (as defined in the Employment Agreement) (other than due to death or Disability (as defined in the Employment Agreement)) or by Mr. Costello for Good Reason (as defined in the Employment Agreement), subject to Mr. Costello’s (i) execution of a release of claims containing such terms, conditions and provisions as reasonably determined by the Company and (ii) compliance with the material terms of the Employment Agreement or any other agreement between the Company and Mr. Costello, in addition to certain accrued obligations, the Company will provide Mr. Costello with severance in an amount equal to $400,000, which amount is payable in a lump sum cash payment. The Company may require repayment of any bonus and equity-based compensation paid by the Company in a prior Company fiscal year if the Company is required to restate financial results with respect to such fiscal year due to material non-compliance with applicable financial reporting requirements. Mr. Costello is subject to a (i) 12-month post-termination non-competition covenant relating to competitors of the Company, (ii) 12-month post-termination non-solicitation covenant in respect of employees, consultants, vendors, customers and similar business relationships of the Company and (iii) perpetual confidentiality and non-disparagement covenants.

The preceding description of the Employment Agreement is qualified in its entirety by reference to the full text of such Employment Agreement, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

Exhibit No.	Description of Exhibit
10.1	Employment Agreement, effective as of January 15, 2019, between the Company and Richard A. Costello.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GREEN BRICK PARTNERS, INC.

By:	/s/ James R. Brickman
Name:	James R. Brickman
Title:	Chief Executive Officer

Date:     December 11, 2018